Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 30, 2023, a wholly owned subsidiary of Bausch + Lomb Corporation (the “Company,” “Bausch + Lomb” or “B+L”), Bausch + Lomb Ireland Limited (“Buyer”), entered into a Stock and Asset Purchase Agreement (the “Acquisition Agreement”) with Novartis Pharma AG, Novartis Finance Corporation (together with Novartis Pharma AG, “Novartis”) and, solely for purposes of guaranteeing certain obligations of Buyer under the Acquisition Agreement, Bausch + Lomb. The Acquisition Agreement provides that, subject to the satisfaction or waiver of certain conditions, Buyer will acquire XIIDRA® (lifitegrast ophthalmic solution) and certain other ophthalmology assets and assume certain liabilities from Novartis related to Novartis’s front-of-eye ophthalmology assets (collectively, the “Acquired Assets” or the “Acquisition”) for $1,750 million in cash payable at closing, potential milestone payments of up to $475 million in cash payable upon the achievement of specified commercialization and sales milestones for certain pipeline products included in the Acquired Assets, potential milestone payments of up to $275 million in cash payable upon the achievement of specified sales milestones for XIIDRA® and the assumption of certain pre-existing milestone payments and other obligations associated with certain Acquired Assets. The Company expects to close the Acquisition at or around the end of September 2023, subject to the satisfaction of the remaining customary closing conditions.

On June 30, 2023, the Company obtained commitments in respect of a $1,750 million 364-day bridge facility (the “Bridge Facility”), the proceeds of which, if such Bridge Facility is utilized, would be used to finance all or a portion of the Acquisition (including related costs). In lieu of incurring indebtedness under the Bridge Facility, the Company intends to incur indebtedness related to the issuance of senior secured notes due May 2028 and an incremental term loan. The incremental term loan may be in the form of an increase to the Company’s existing term loan facility or a separate pari passu facility (the “New Term B Loan Facility”). Borrowings under the incremental term loan, together with the use of proceeds of the planned issuance of senior secured notes, are expected to have the effect of replacing the Bridge Facility commitments with permanent financing to be used in connection with the Acquisition (together, the “Financing Transactions”). See Note 4 - Financing Transactions Pro Forma Adjustments for additional details.

The unaudited pro forma condensed combined balance sheet at June 30, 2023, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023, six months ended June 30, 2022 and for the year ended December 31, 2022, are presented to give effect to transaction accounting adjustments, for the:

•

Acquisition, including: (i) the cash payment of $1,750 million related to the purchase of the Acquired Assets, (ii) the preliminary adjustment of historical assets acquired and liabilities assumed by the Company to their estimated fair values and (iii) other adjustments including those related to transaction costs associated with the Acquisition and future expense associated with the Acquired Assets; and

•

Financing Transactions, including: (i) the anticipated incurrence of $1,853 million of net indebtedness through issuance of senior secured notes and an incremental term loan and (ii) interest expense related to these financing transactions.

The unaudited pro forma condensed combined financial information is based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with: (i) the unaudited interim condensed consolidated financial statements of the Company as of and for the six months ended June 30, 2023 and 2022, (ii) the unaudited interim abbreviated financial statements of the Acquired Assets as of June 30, 2023 and for the six months ended June 30, 2023 and 2022, (iii) the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2022 and (iv) the audited abbreviated financial statements of the Acquired Assets as of and for the years ended December 31, 2022 and 2021.

The unaudited pro forma combined financial information is provided for illustrative purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the combined Company would have been had the Acquisition and Financing Transactions occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position.

The unaudited pro forma combined financial information does not reflect any adjustment for liabilities or related costs of any integration and similar activities, or benefits, including potential synergies that may be derived in future periods, from the Acquisition.

BAUSCH + LOMB CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(in millions, except share amounts )

			Transaction Accounting Adjustments for the:
	B+L Historical	Acquired Assets Historical Adjusted (2a)	Acquisition	Note		Financing Transactions	Note		Combined Pro Forma[1]
Assets
Current assets:
Cash and cash equivalents	$384	$—	$(1,766)	3	(d)	$1,837	4	(a)	$455
Restricted cash	8	—	—			—			8
Trade receivables, net	791	—	—			—			791
Inventories, net	699	—	—			—			699
Prepaid expenses and other current assets	433	—	200	3	(c)	—			633

Total current assets	2,315	—	(1,566)			1,837			2,586
Property, plant and equipment, net	1,294	—	—			—			1,294
Intangible assets, net	2,021	1,720	(135)	3	(a)	—			3,606
Goodwill	4,540	—	16	3	(b)	—			4,556
Deferred tax assets, net	938	—	—			—			938
Other non-current assets	207	—	—			—			207

Total assets	$11,315	$1,720	$(1,685)			$1,837			$13,187

Liabilities
Current liabilities:
Accounts payable	$348	$—	$—			$—			$348
Accrued and other current liabilities	952	1	—			—			953
Current portion of long-term debt	25	—	—			5	4	(a)	30

Total current liabilities	1,325	1	—			5			1,331
Deferred tax liabilities, net	14	—	—			—			14
Other non-current liabilities	342	34	16	3	(f)	—			392
Long-term debt	2,604	—	—			1,848	4	(a)	4,452

Total liabilities	4,285	35	16			1,853			6,189

Commitments and contingencies
Equity
Common shares, no par value, unlimited shares authorized, 350,527,323 issued and outstanding	—	—	—			—			—
Additional paid-in capital	8,321	—	—			—			8,321
Accumulated deficit	(116)	—	(16)	3	(e)	(16)	4	(a)	(148)
Accumulated other comprehensive loss	(1,247)	—	—			—			(1,247)

Total Bausch + Lomb Corporation shareholders’ equity	6,958	—	(16)			(16)			6,926
Noncontrolling interest	72								72

Total equity	7,030	—	(16)			(16)			6,998

Total liabilities and equity	$11,315	$35	$—			$1,837			$13,187

Net assets acquired		$1,685	$(1,685)

1.	Please see the “Non-GAAP Financial Measures and Ratios” section below for further information.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

BAUSCH + LOMB CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2023

(in millions, except per share amounts)

			Transaction Accounting Adjustments for the:
	B+L Historical	Acquired Assets Historical Adjusted (2b)	Acquisition	Note		Financing Transactions	Note		Combined Pro Forma[1]
Revenues
Product sales	$1,959	$185	$—			$—			$2,144
Other revenues	7	—	—			—			7

	1,966	185	—			—			2,151

Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	788	22	50	3	(g)	—			860
Cost of other revenues	1	—	—			—			1
Selling, general and administrative	835	82	—			—			917
Research and development	162	9	—			—			171
Amortization of intangible assets	113	167	(62)	3	(h)	—			218
Other expense (income), net	26	272	(270)	3	(i)	—			28

	1,925	552	(282)			—			2,195

Operating income (loss)	41	(367)	282			—			(44)
Interest income	8	—	—			—			8
Interest expense	(108)	—	—			(88)	4	(b)	(196)
Foreign exchange and other	(15)	—	—			—			(15)

(Loss) income before provision for income taxes	(74)	(367)	282			(88)			(247)
(Provision for) benefit from income taxes	(43)	—	(35)	3	(j)	5	4	(c)	(73)

Net (loss) income	(117)	(367)	247			(83)			(320)
Net income attributable to noncontrolling interest	(5)	—	—			—			(5)

Net (loss) income attributable to Bausch + Lomb	$(122)	$(367)	$247			$(83)			$(325)

Basic and diluted loss per share attributable to Bausch + Lomb Corporation	$(0.35)								$(0.93)

Basic and diluted weighted-average common shares	350								350

1.	Please see the “Non-GAAP Financial Measures and Ratios” section below for further information.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

BAUSCH + LOMB CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2022

(in millions, except per share amounts)

			Transaction Accounting Adjustments for the:
	B+L Historical	Acquired Assets Historical Adjusted (2b)	Acquisition	Note		Financing Transactions	Note		Combined Pro Forma[1]
Revenues
Product sales	$3,746	$487	$—			$—			$4,233
Other revenues	22	—	—			—			22

	3,768	487	—			—			4,255

Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	1,511	48	100	3	(g)	—			1,659
Cost of other revenues	8	—	—			—			8
Selling, general and administrative	1,478	251	—			—			1,729
Research and development	307	25	—			—			332
Amortization of intangible assets	244	366	(156)	3	(h)	—			454
Other expense (income), net	13	123	(102)	3	(i)	—			34

	3,561	813	(158)			—			4,216

Operating income (loss)	207	(326)	158			—			39
Interest income	6	—	—			—			6
Interest expense	(146)	—	—			(191)	4	(b)	(337)
Foreign exchange and other	6	—	—			—			6

Income (loss) before provision for income taxes	73	(326)	158			(191)			(286)
(Provision for) benefit from income taxes	(58)	—	(20)	3	(j)	12	4	(c)	(66)

Net income (loss)	15	(326)	138			(179)			(352)
Net income attributable to noncontrolling interest	(9)	(11)	—			—			(20)

Net income (loss) attributable to Bausch + Lomb	$6	$(337)	$138			$(179)			$(372)

Basic and diluted income (loss) per share attributable to Bausch + Lomb Corporation	$0.02								$(1.06)

Basic and diluted weighted-average common shares	350								350

1.	Please see the “Non-GAAP Financial Measures and Ratios” section below for further information.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

BAUSCH + LOMB CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(in millions, except per share amounts)

			Transaction Accounting Adjustments for the:
	B+L Historical	Acquired Assets Historical Adjusted (2b)	Acquisition	Note		Financing Transactions	Note		Combined Pro Forma[1]
Revenues
Product sales	$1,818	$233	$—			$—			$2,051
Other revenues	12	—	—			—			12

	1,830	233	—			—			2,063

Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	723	23	50	3	(g)	—			796
Cost of other revenues	4	—	—			—			4
Selling, general and administrative	711	129	—			—			840
Research and development	152	11	—			—			163
Amortization of intangible assets	129	185	(80)	3	(h)	—			234
Other expense, net	1	2	16	3	(i)	—			19

	1,720	350	(14)			—			2,056

Operating income (loss)	110	(117)	14			—			7
Interest income	1	—	—			—			1
Interest expense	(64)	—	—			(103)	4	(b)	(167)
Foreign exchange and other	9	—	—			—			9

Income (loss) before provision for income taxes	56	(117)	14			(103)			(150)
(Provision for) benefit from income taxes	(26)	—	(2)	3	(j)	6	4	(c)	(22)

Net income (loss)	30	(117)	12			(97)			(172)
Net income attributable to noncontrolling interest	(5)	(11)	—			—			(16)

Net income (loss) attributable to Bausch + Lomb	$25	$(128)	$12			$(97)			$(188)

Basic and diluted income (loss) per share attributable to Bausch + Lomb Corporation	$0.07								$(0.54)

Basic and diluted weighted-average common shares	350								350

1.	Please see the “Non-GAAP Financial Measures and Ratios” section below for further information.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

BAUSCH + LOMB CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition and Financing Transactions as if they had been consummated on June 30, 2023 and includes estimated transaction accounting adjustments (to the extent they can be currently estimated) for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition and Financing Transactions as if they had been consummated on January 1, 2022, the beginning of the earliest period presented.

The Acquisition is being accounted for using the acquisition method of accounting pursuant to the provisions of Accounting Standards Codification Topic 805, Business Combinations, with Bausch + Lomb considered the acquirer of the Acquired Assets for accounting purposes. Accordingly, consideration given by Bausch + Lomb to complete the Acquisition will be allocated to the assets and liabilities of the Acquired Assets based upon their estimated fair values as of the date of the Acquisition. As of the date hereof, the Company has not completed the valuation analysis of identifiable assets acquired and liabilities assumed. Accordingly, the adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of operations until the allocation of acquisition consideration is finalized. There can be no assurance that such finalization will not result in material changes.

The Company’s financial statements have been prepared in accordance with US Generally Accepted Accounting Principles (“US GAAP”) and the financial statements of the Acquired Assets have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, including interpretations issued by the IFRS Interpretations Committee. The Company performed an IFRS to US GAAP assessment and noted no material differences for the purposes of pro forma financial information.

The estimated income tax impacts of the pre-tax adjustments that are reflected in the unaudited condensed combined pro forma financial information are calculated using an estimated blended statutory rate, which is based on preliminary assumptions related to the jurisdictions in which the income (expense) adjustments will be recorded. The estimated blended statutory rate and the effective tax rate of the combined company could be significantly different depending on the post-transaction activities and geographical mix of profit before taxes.

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated acquisition consideration to identifiable net assets acquired and the excess to goodwill. The allocation of the estimated acquisition consideration in the unaudited pro forma condensed combined financial information is based upon estimated aggregate acquisition consideration of approximately $1,757 million which is calculated as follows (in millions):

Cash consideration paid to Novartis at closing, per Acquisition Agreement	$1,750
Estimated fair value of contingent consideration	7

Preliminary aggregate purchase consideration	$1,757

The table below represents a preliminary allocation of the total consideration to the assets acquired and liabilities assumed based on the Company’s preliminary estimate of their respective fair values (in millions):

Intangible assets, net	$1,585
Prepaid expenses and other current assets	200
Goodwill	16
Accrued and other current liabilities	(1)
Other non-current liabilities	(43)

$1,757

See Note 3 for further details on these metrics.

Note 2 - Reclassifications

The unaudited combined pro forma financial information has been adjusted to reflect certain reclassifications of the Acquired Assets abbreviated financial statements to conform to the Company’s financial statement presentation.

2(a) Certain reclassifications have been made to the historical presentation of the Acquired Assets in the “Acquired Assets Historical Adjusted” column in the unaudited condensed combined pro forma balance sheet as of June 30, 2023 to conform to the financial statement presentation of the Company as indicated in the table below (in millions):

Presentation in Acquired Assets Historical Statement of Assets Acquired and Liabilities Assumed	Presentation in Unaudited Pro Forma Condensed Combined Balance Sheet	As of June 30, 2023
Contingent consideration payable	Other non-current liabilities	$34

2(b) Certain reclassifications have been made to the historical presentation of the Acquired Assets in the “Acquired Assets Historical Adjusted” column in the unaudited condensed combined pro forma statements of operations for the six months ended as of June 30, 2023, six months ended as of June 30, 2022 and the year ended December 31, 2022 to conform to the financial statement presentation of the Company as indicated in the table below (in millions):

Presentation in Acquired Assets Historical Statements of Revenue and Direct Expenses	Presentation in Unaudited Pro Forma Condensed Combined Statements of Operations	Six Months Ended June 30, 2023	Year Ended December 31, 2022	Six Months Ended June 30, 2022
Cost of goods sold - amortization of intangible assets	Amortization of intangibles	$167	$366	$185
Cost of goods sold - impairment of intangible assets	Other expense (income), net	310	312	—
Cost of goods sold - fair value remeasurement of contingent consideration	Other expense (income), net	(41)	(268)	(11)
Research and development costs – impairment of intangible asset	Other expense (income), net	—	69	—
Research and development costs - fair value remeasurement of contingent consideration	Other expense (income), net	—	(24)	—
Interest expense*	Other expense (income), net	3	25	13

*	Relates to accretion expense associated with contingent consideration.

Note 3 - Transaction Accounting Pro Forma Adjustments

3(a) Reflects the adjustment of historical intangible assets to be acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets for (i) product brands related to the developed technology of XIIDRA® (“Product Brands”) and (ii) acquired in-process research and development (“Acquired IPR&D”) related to a certain other ophthalmology asset. The fair value of the identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. The final purchase price allocations may result in different allocations for the intangible assets as well as differences in the estimated remaining useful life than that presented in the unaudited pro forma condensed combined financial information, and those differences could be material.

The Intangible assets acquired, as well as the estimated useful life consist of the following (in millions):

Description	Fair Value/Historical Cost	Estimate Remaining Useful Life (In Years)
Product Brands	$1,580	7.5
Acquired IPR&D	5	N/A
Acquired Assets Historical Cost of Intangible assets	1,720	N/A

Total Intangible assets adjustment	$(135)

3(b) Goodwill is calculated as the difference between the fair value of the preliminary aggregate purchase consideration and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. Goodwill represents the workforce acquired, future expected revenues, as well as future operating efficiencies and cost savings. The amount of goodwill presented in the table in Note 1 reflects the estimated goodwill as a result of the Acquisition as of June 30, 2023. The actual amount of goodwill will depend upon the final determination of the fair value of the assets acquired and liabilities assumed and may differ materially from this preliminary determination.

3(c) Represents a favorable contract embedded within the agreements associated with the Acquisition. The favorable contract will be released to Cost of goods sold (excluding amortization and impairments of intangible assets) as the Company acquires inventory. The balance of this favorable contract will be fully released to the Combined Statements of Operations over an assumed inventory turnover cycle of approximately two years.

3(d) Represents the: (i) $1,750 million cash payment made for the purchase price of the Acquired Assets and (ii) estimated remaining transaction-related costs associated with the Acquisition of approximately $16 million, which primarily includes fees for representation and warranty insurance premiums and legal and professional accounting services. Does not include costs associated with the Financing Transactions. See Note 4 below.

3(e) Represents the estimated remaining transaction-related costs associated with the Acquisition, which primarily includes fees paid for representation and warranty insurance premiums and legal and professional accounting services. Does not include costs associated with the Financing Transactions. See Note 4 below.

3(f) Represents the adjustments to record: (i) an increase in the assumed historical contingent consideration to a fair value of $43 million and (ii) recognition of new contingent consideration recognized by the Company as part of the Acquisition of $7 million, which may become due upon achievement of future milestones.

3(g) Represents the adjustment to record cost of goods sold (excluding amortization and impairments of intangible assets) as the Company acquires inventory, related to the favorable contract as disclosed in Note 3(c). The $200 million balance of this favorable contract will be fully released to the Statements of Operations over an assumed inventory turnover cycle of approximately two years.

3(h) Represents the adjustments to record: (i) the elimination of historical amortization expense and (ii) recognition of new amortization expense related to the identified intangible asset, as follows (in millions):

	Six Months Ended June 30, 2023	Year Ended December 31, 2022	Six Months Ended June 30, 2022
Historical amortization expense of identified intangible asset	$167	$366	$185
Revised amortization expense of identified intangible asset	105	210	105

Amortization expense adjustment	$(62)	$(156)	$(80)

The acquired technology intangible asset recognized in the Acquisition will be amortized on a straight line basis over a useful life of approximately 8 years. The estimated intangible asset fair value, estimated useful life and estimated amortization expense may differ materially from this preliminary determination as the Company completes the analysis of the fair value at the date of the Acquisition.

3(i) Represents the adjustments to record: (i) the elimination of the historical impairment of goodwill, (ii) the elimination of the historical impairment of intangible assets, (iii) the elimination of the historical fair value remeasurements and accretion expense related to contingent consideration, (iv) the accretion for both the new and assumed contingent consideration and (v) the estimated remaining transaction-related costs associated with the Acquisition, which primarily includes fees for representation and warranty insurance premiums and legal and professional accounting services, as follows (in millions):

	Six Months Ended June 30, 2023	Year Ended December 31, 2022	Six Months Ended June 30, 2022
Elimination of historical impairment of goodwill	$—	$9	$—
Elimination of historical impairment of intangible assets	310	381	—
Elimination of historical fair value remeasurements and accretion expense related to contingent consideration	(38)	(267)	2
Recording of new/assumed contingent consideration accretion expense	(2)	(5)	(2)
Recording of estimated remaining transaction-related costs with the Acquisition	—	(16)	(16)

Total adjustment to Other expense (income), net	$(270)	$(102)	$16

The transaction-related costs will not affect the Company’s Combined Statement of Operations beyond six months after the acquisition date. Transaction-related costs related to this transaction included within the B+L historical consolidated statement of operations were not material for the periods presented.

3(j) Represents the income tax effect for the above pro forma transaction accounting adjustments for the Acquisition described in the notes to the unaudited pro forma combined statements of operations using the Company’s Ireland statutory rate of 12.5% that would apply to these adjustments.

Note 4 - Financing Transactions Pro Forma Adjustments

4(a) In conjunction with the acquisition of the Acquired Assets, the Company expects to incur $1,853 million (incurrence of $1,900 million of indebtedness, less $47 million of debt issuance costs including those related to the incremental term loan and senior secured note fees) in new debt financing (including the notes and incremental term loan), which will be used to: (i) pay the $1,750 million of cash consideration of the Acquisition, (ii) the estimated remaining transaction-related costs associated with the Acquisition of approximately $16 million, which primarily includes fees for representation and warranty insurance premiums and legal and professional accounting services and (iii) approximately $16 million of Bridge Loan commitment costs. Additionally, the incremental term loan of $500 million assumed by the Company as a part of the new debt financing will require mandatory amortization payments of 1% or $5 million per year, which is classified as Current portion of long-term debt.

4(b) Represents the net increase in interest expense related to the Financing Transactions based on: (i) an assumed weighted average interest rate on the debt of approximately 8.7% (ii) amortization of deferred issuance costs and (iii) $16 million of Bridge Loan commitment costs (which will not affect the Company’s combined statement of operations beyond six months after the acquisition date). Annual estimated amortization of deferred issuance costs (which include fees associated with the incremental term loan and senior secured note fees) over each of the next five years is approximately $9 million. A 0.125% change to the annual interest rate would change interest expense by approximately $1 million.

4(c) Represents the income tax effect for the above transaction accounting adjustments for the financing using the Company’s Ireland statutory rate of 12.5%. Bausch + Lomb will incur the initial indebtedness. Subsequently, approximately half of the initial indebtedness will then be lent to the Company’s Irish wholly owned subsidiary. As a result, the total income tax effect for the transaction accounting adjustments for the financing will be 50% of the statutory rates for both Canada and Ireland, respectively. However, a tax effect of $0 was recorded for Canada, as our Canadian entity has a full valuation allowance.

Non-GAAP Financial Measures and Ratios

The information under the heading “Combined Pro Forma” has been prepared in accordance with Article 11 of Regulation S-X. Solely for Canadian securities law purposes, the information appearing under the heading “Combined Pro Forma” of this exhibit may be considered non-GAAP financial measures and non-GAAP ratios as defined by National Instrument 52-112 - Non-GAAP and Other Financial Measures Disclosure, per the Canadian Securities Administrators. Management uses these pro forma financial measures and ratios to help analyze the impact of the Acquisition and the Financing Transactions and believes these financial measures and ratios are useful to investors in their assessment of our operating performance, understanding our ability to service our debt and the impact of the Acquisition and Financing Transactions.